UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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ARCONIC INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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To Our Customers, We Are Mission Critical

From deep partnerships, we develop the innovative solutions that create substantial value for customers

ARCONIC

AIRBUS

"What **I particularly value is Klaus' deep understanding of the critical levers** to support OEM goals. As CEO of Airbus, I fully support his continued leadership of Arconic."

- Tom Enders
CEO
Airbus Group
March 2017

BOEING

"Klaus Kleinfeld and his team have...**improved our business relationship by focusing in the right areas, increasing our collective competitiveness and delivering innovation and greater value to the customers** we serve together."

- Dennis Muilenburg
Chairman, President & CEO
The Boeing Company
March 2017

United Technologies

"[We] support Klaus and the rest of Arconic management as they remain **focused on the investments that will secure sustainable, long-term growth** for UTC, for Arconic, and for our entire industry."

- Greg J. Hayes
Chairman, President & CEO
of United Technologies Corp.
March 2017

GE Aviation

"**Investments in technology and rate readiness are more important than ever** within the supply chains of our growing aviation industry... GE supports Klaus and the Arconic commitment to those priorities and the long-term future of our industry."

- David Joyce
GE Vice Chair and GE Aviation President & CEO
February 2017

Larry Lawson Won't Fly at Arconic

Elliott's Proposed CEO is Wrong for Arconic and is Not Independent.

There are significant doubts about Larry Lawson's ability to maintain essential customer relationships.

"Industry executives and government officials who worked with Lawson [as CEO of Spirit AeroSystems] said he **might not be best suited for often tense negotiations with both Boeing and Airbus** about large supply agreements..."
(Reuters, 1/27/16)

"'His **sudden decision to go [from Spirit AeroSystems]** with contract negotiations with Boeing and Airbus unresolved is puzzling.'"
(Cai von Rumohr, aerospace analyst at Cowen & Co., quoted in the Wall Street Journal, 6/8/16)

Larry Lawson mysteriously departed from previous employers.

Elliott's ideas would damage our customer relationships and risk our future.

If Elliott has credible ideas about how to strengthen Arconic's business, improve operating performance and build long-term value, **why haven't any of our key customers endorsed Elliott?**

Elliott's "plan" for Arconic?
IT JUST DOESN'T FLY.

Larry Lawson is legally restricted from taking the job as Arconic's CEO and is on Elliott's payroll

Elliott has agreed to pay Larry Lawson approximately

$28 Million

over the next 2 years.

How will Larry Lawson be objective and act in the best interests of ALL our shareholders?

DON'T LET ELLIOTT "BUY" ARCONIC'S NEXT CEO.

PROTECT YOUR INVESTMENT

KEEP ARCONIC ON A STRONG PATH.

VOTE THE WHITE PROXY CARD

If you have any questions, please call our proxy solicitor: **Innisfree M&A Incorporated (877) 750-5836** TOLL-FREE from the U.S. and Canada